Exhibit 10.11

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of September 26, 2013 by and between:

(1)	Qunar Cayman Islands Limited, Limited, a company incorporated in the Cayman Islands (the “Company”); and

(2)	Jaguarundi Partners, LLC, a limited liability company incorporated in the State of Delaware (the “Purchaser”).

The Purchaser and the Company are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to invest in the Company by acquiring Class B ordinary shares (“Ordinary Shares”) in the Company in a transaction exempt from registration pursuant to Section 4(a)(2) (“Section 4(a)(2)”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American Depositary Shares (“ADSs”), each representing certain number of Ordinary Shares of the Company as specified in the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and concurrent with the consummation of the Offering, at the Offer Price, a number of Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances (other than those created by virtue of this Agreement) equal to the Purchase Price (as defined below) divided by the Offer Price. The total purchase price for the Purchased Shares is US$5,000,000 (the “Purchase Price”). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Ordinary Shares represented by one ADS. All such sales shall be made pursuant to and in reliance upon Section 4(a)(2) of the Securities Act.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.2, the closing (the “Closing”) of the sale and purchase of the Ordinary Shares pursuant to Section 1.1 shall take place concurrently with the initial closing of the Offering of the underwritten ADSs representing Ordinary Shares (the “Firm Share Offering”) at the same offices for the closing of the Firm Share Offering or at such other place as the Company and the Purchaser may mutually agree. The date and time of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the parties, of immediately available fund to such bank account designated in advance in writing by the Company, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the register of the members of the Company, evidencing the Ordinary Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 1.3 Closing Conditions.

(a) Conditions of the Purchaser for the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii) The Company’s Cayman counsel shall have provided to the Purchaser a legal opinion dated as of the Closing Date substantially in the form of Exhibit A.

(iii) The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material aspects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material aspects with all, and not be in breach or default in all material aspects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iv) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(v) The ADSs shall have been listed on the New York Stock Exchange subject to official notice of issuance.

(vi) The underwriting agreement relating to the Offering shall have been entered into and have become effective.

(vii) The concurrent consummation of the Offering.

(b) Conditions of the Company. The obligation of the Company to issue and sell the Purchased Shares to be sold to and purchased by the Purchaser as contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Company in its sole discretion:

(i) All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(ii) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, imposes any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, impose any damages or penalties that are substantial in relation to the Company, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i) The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(ii) The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Capitalization.

(i) The authorized share capital and option plans and issuance of the Company will be as set forth in Schedule I. All issued and outstanding ordinary shares of the Company are validly issued, fully paid and non-assessable.

(ii) All outstanding ordinary shares and all outstanding awards under the Company’s stock option plans and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) have been issued and granted in compliance with (i) all applicable Securities Laws and other applicable laws and (ii) all requirements set forth in applicable contracts, without violation of the preemptive rights, rights of first refusal or other similar rights. Except as set forth in Schedule 1, no equity securities of the Company are or may become required to be issued by reason of any notes, bonds or other debt securities, or any option, warrant or other agreements to which the Company is a party. “Securities Laws” means the Securities Act, the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), the listing rules of, or any listing agreement with New York Stock Exchange and any other applicable law regulating securities or takeover matters.

(c) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(d) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the Amended and Restated Memorandum and Articles of Association or other constitutional documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(e) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(f) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchasers contemplated hereunder.

(g) No General Solicitation. The Company has not offered or sold the Purchase Shares by any form of general solicitation or general advertising including, but not limited to, the methods described in Rule 502(c) under the Securities Act.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. The Purchaser is a company duly incorporated as limited liability company, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Purchaser.

(f) Solicitation. The Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation.

(g) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares that it is purchasing pursuant to this Agreement for investment for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(iv) Information. The Purchaser has been furnished access to all materials such Purchaser has requested relating to the Company and its Subsidiaries and other due diligence information and documents, and the Purchaser has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the foregoing, including the terms and conditions of this Agreement; provided, however, neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or by its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the disclosure materials provided by the Company under this Agreement. The Purchaser is not relying on, and has not relied on, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis believes that an investment in the Purchased Securities is suitable and appropriate for such Purchaser.

(v) Accredited Investor. The Purchaser is an “accredited investor” with the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(vi) Non-Public Offering. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

ARTICLE III

COVENANTS

Section 3.1 Lock-Up. The Purchaser shall, within 10 days of the Company’s initial filing of the Registration Statement with the SEC, enter into a lock-up agreement (the “Lock-up Agreement”) with the lead underwriters of the Offering (the “Lead Underwriters”), substantially in the form set forth in Exhibit B hereto.

Section 3.2 Standstill.

(a) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser and its affiliates will not, for a period of 180 days from the date of this Agreement, acquire more than an additional 5% of the total outstanding ordinary shares of Voting Securities (as defined below) of the Company, calculated on a basis that includes all ordinary shares actually outstanding. “Voting Securities” shall mean the ordinary shares (including Ordinary Shares represented by the Company’s ADSs) and any other securities entitled to vote generally for the election of directors of the Company. For the avoidance of doubt, the Purchased Shares acquired by the Purchaser on the Closing Dates under this Agreement are not “additional” Ordinary Shares for purposes of this Section 3.2(a).

(b) The Purchaser hereby agrees that, without the prior written approval of the Company, the Purchaser will not, and will use its reasonable efforts to cause its affiliates not to, for a period of 180 days from the date of this Agreement, directly or indirectly, acting alone or with others, assist, support, encourage, finance, participate with or advise any other person’s or entity’s efforts to:

(i) propose a merger, business combination, tender or exchange offer, share exchange, recapitalization, consolidation or other similar transaction involving the Company or any of its Subsidiaries;

(ii) propose or offer to purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or any of its Subsidiaries;

(iii) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), or act in concert with any person with respect to the securities of the Company or any of its Subsidiaries in an attempt to circumvent the provisions of this Agreement;

(iv) solicit or participate in the solicitation of any proxies or consents with respect to the voting securities of the Company or any of its Subsidiaries; or

(v) enter into any substantial discussions or arrangements with any third party with respect to any of the foregoing.

Section 3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

Section 3.4 Deposit of Purchased Shares. Following the expiration of the Lock-Up Agreement, the Company shall, upon request by the Purchaser and subject to the applicable laws and regulations and the satisfaction of other conditions under the deposit agreement then in effect, assist the Purchaser in the deposit of the Purchase Shares with the ADR depositary or custodian and provide documents, certificates or instructions as necessary, such that the Purchased Shares are converted to ADRs pursuant to the terms of such applicable depositary agreement.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification. Each of the Company and the Purchaser (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and (ii) any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

Section 4.2 Notice of Claims; Procedures. If an Indemnified Party makes any claim against an Indemnifying Party for indemnification, the claim shall be in writing and shall state in general terms the facts upon which such Indemnified Party makes the claim. In the event of any claim or demand asserted against an Indemnified Party by a third party upon which the Indemnified Party may claim indemnification, the Indemnifying Party shall give written notice to the Indemnified Party within 30 days after receipt from the Indemnified Party of the claim referred to above, indicating whether such Indemnifying Party intends to assume the defense of the claim or demand. If an Indemnifying Party assumes the defense, such Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. If the Indemnifying Party elects not to assume the defense, fails to make such an election within the 30-day period or fails to actively and diligently conduct the defense, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 4.3 Cap. Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the Purchase Price.

Section 4.4 Third Party Claims.

(a) If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b) Subject to Section 4.4(d) below, upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to defend such Third Party Claim with counsel, selected by it, who is reasonably satisfactory to the Indemnified Party, by all appropriate proceedings, which proceedings shall be prosecuted actively and diligently by the Indemnifying Party to a final conclusion or settled. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to consent to the entry of a judgment or enter into any compromise or settlement with respect to such Third Party Claim without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld).

(c) If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.4(b); provided, however, if, based on written advice of counsel, the Indemnified Party concludes that there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Indemnified Party with respect to such Third Party Claim, the Indemnifying Party shall bear the reasonable costs and expenses of counsel retained by the Indemnified Party in connection with such defense.

(d) If (i) the Indemnifying Party fails to notify the Indemnified Party within the thirty (30) days after receipt of any Claim Notice that the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b), (ii) the Indemnifying Party elects to assume the defense of any Third Party Claim pursuant to Section 4.4(b) but fails to diligently prosecute or settle such Third Party Claim, (iii) the Indemnifying Party and the Indemnified Party are parties to the same proceeding (or, assuming the veracity of the facts alleged by the party bringing the Third Party Claim, the Indemnifying Party and the Indemnified Party may become parties to the same proceeding) and the Indemnified Party determines in good faith that a conflict of interest exists between the Indemnifying Party and the Indemnified Party, (iv) the Indemnified Party determines in good faith that there is a reasonable possibility that it will be prejudiced in any material respect beyond the ambit of such Third Party Claim by the Indemnifying Party’s control of the defense and proceedings with respect to any Third Party Claim, or (v) such Third Party Claim is a claim by a governmental tax authority, then (A) the Indemnified Party shall have the right to assume full control of the defense and proceedings with respect to such Third Party Claim, and the Indemnified Party may compromise or settle such Third Party Claim without consulting with, or obtaining consent from, the Indemnifying Party in connection therewith (it being understood and agreed that the Indemnifying Party shall not be bound by any such compromise or settlement entered into without its consent) and (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including fees and disbursements of no more than one counsel per jurisdiction (such counsel reasonably acceptable to the Indemnifying Party) reasonably incurred in connection with such Third Party Claim). The Indemnified Party shall have full control of such defense and proceedings, although the Indemnifying Party shall be entitled to participate in any defense or settlement controlled by the Indemnified Party pursuant to this Section 4.4(d) at its sole expense. Any compromise or settlement of a Third Party Claim effected by the Indemnified Party without the Indemnifying Party’s consent shall not be dispositive of the amount of any Losses with respect to such Third Party Claim.

(e) In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided that no delay on the part of the Indemnified Party in delivering the Indemnity Notice pursuant to this Section 4.4(e) shall relieve the Indemnifying Party of any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary, which shall survive indefinitely.

Section 5.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in New York City, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement. Each of the parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any such suit, action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction they are or may be subject by suit upon such judgment. Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 5.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 5.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 5.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party or Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to Purchaser, at:

Jaguarundi Partners, LLC

301 Commerce St., Suite 3300

Fort Worth, TX 76102

Fax: 817-850-4063

Attn: Sherri Conn

With copies to:

Dragoneer Investment Group

101 California Street, Suite 2840

San Francisco, CA 94111

Fax: 415-539-3104

Attn: Pat D. Robertson

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10006

Fax: (212) 596-9090

Attn: Louis T. Somma, Esq.

If to the Company, at:

Qunar Cayman Islands Limited

17th Floor, Viva Plaza, Building 18, Yard 29

Suzhou Street, Haidian District

Beijing 100080, PRC

Fax: +86-10-5760-3001

Attn: Chief Financial Officer

With copy to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Beijing 100004, PRC

Fax: +8610-8567-5123

Attn: Li He, Esq.

Any Party may change its address for purposes of this Section 5.6 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 5.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 5.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 5.10 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by Securities Law or other applicable law, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 5.11 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12 Purchaser Description.

(a) The Company shall afford the Purchaser an opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof or marketing materials used in connection with the Offering and hereby agrees that it shall not include any such disclosure in the Registration Statement or in such marketing materials without the Purchaser’s express written consent. The Purchaser agrees to undertakes to promptly provide a description of its organization and business activities and the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Purchaser Description”) as may be reasonably required to satisfy the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws, regulations and the listing rules of the New York Stock Exchange, and hereby represents that the Purchaser Description will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Purchaser also consents to the filing of this Agreement as an exhibit to the Registration Statement.

Section 5.13 Reliance by Underwriters and Placement Agent. The Parties acknowledge and agree that underwriters to the Offering and the placement agent engaged by the Company in connection with the transactions contemplated by this Agreement are third-party beneficiaries of and may rely upon the Company’s and the Purchaser’s representations and warranties and covenants contained in this Agreement.

Section 5.14 Termination. In the event that the Closing shall not have occurred by December 31, 2013, this Agreement shall be terminated unless the Parties mutually agree by December 20, 2013 to renegotiate.

Section 5.15 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.16 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Qunar Cayman Islands Limited

By:	/s/ Hanhui Sun
Name:	Hanhui Sun
Title:	CFO

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Jaguarundi Partners, LLC

By:	/s/ Clive D. Bode
Name:	Clive D. Bode
Title:	Manager

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Schedule I

Company Capitalization

Exhibit A

Form of Cayman Opinion

Exhibit B

LOCK-UP AGREEMENT